CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT


                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Andrew B. Shoup, Chief Financial Officer of Smith Barney Investment Trust: Smith Barney Classic Values Fund (the "Registrant"), each certify to the best of his knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                         Chief Financial Officer
Smith Barney Investment Trust:                  Smith Barney Investment Trust:
Smith Barney Classic Values Fund                Smith Barney Classic Values Fund

/s/ R. Jay Gerken                               /s/ Andrew B. Shoup
-------------------------------                 -------------------------
R. Jay Gerken                                   Andrew B. Shoup
Date: August 6, 2004                            Date: August 6, 200

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.